Exhibit 21.01

LIST OF SUBSIDIARIES OF REGISTRANT

GOOGLE INC.

A DELAWARE CORPORATION

Subsidiaries	Jurisdiction

@Last Software, Inc.	Delaware

AdScape Media, Inc.	Delaware

Android, Inc.	Delaware

Applied Semantics, Inc.	California

dMarc Broadcasting, Inc.	Delaware

FeedBurner, Inc.	Delaware

Ganji Inc.	Delaware

Google Airwaves Inc.	Delaware

Google International LLC	Delaware

Google LLC	Delaware

Google Payment Corp.	Delaware

Google Spectrum Investments Inc.	Delaware

GrandCentral Communication, Inc.	Delaware

GreenBorder Technologies, Inc.	Delaware

Ignite Logic, Inc.	Delaware

ImageAmerica, Inc.	Missouri

ImageAmerica Aviation, Inc.	Delaware

JASS Inc.	Delaware

JG Productions Inc.	Washington

JotSpot Inc.	Delaware

Kaltix Corporation	Delaware

Liquid Acquisition Corp. 2	Delaware

Neotonic Software Corporation	California

Nevengineering, Inc.	Delaware

Orkut.com LLC	Delaware

Peakstream, Inc.	Delaware

Picasa LLC	Delaware

PiFidelity Holding Corporation	Delaware

PiFidelity LLC	Delaware

Postini, Inc.	Delaware

Postini Canada Holding Co.	Delaware

Scott Concepts, LLC	Delaware

Scott Studios, LLC	Delaware

SkillSet LLC	Delaware

The Salinger Group LLC	Delaware

Subsidiaries	Jurisdiction

Tonic Systems, Inc.	Delaware

Transformic, Inc.	Delaware

Upstartle, LLC	Delaware

Urchin Software Corporation	Delaware

Where2, LLC	Delaware

YouTube, LLC	Delaware

ZipDash, Inc.	Delaware

AdScape Media (Canada), Inc.	Canada

Aegino Limited	Ireland

@Last Software, Ltd.	United Kingdom

At Last Software GmbH	Germany

allPAY GmbH	Germany

bruNET GmbH	Germany

bruNET Holding AG	Germany

bruNET Schweiz GmbH	Switzerland

Endoxon Ltd.	Switzerland

Endoxon (India) Private Ltd.	India

Endoxon (Deutchland) GmbH	Germany

Google (Hong Kong) Limited	Hong Kong

Google Advertising and Marketing Limited	Turkey

Google Argentina S.R.L.	Argentina

Google Australia Pty Ltd.	Australia

Google Belgium NV	Belgium

Google Bermuda Limited	Bermuda

Google Bermuda Unlimited	Bermuda

Google Brasil Internet Ltda.	Brazil

Google Canada Corporation	Nova Scotia, Canada

Google Chile Limitada	Chile

Google Czech Republic s.r.o.	Czech Republic

Google Denmark ApS	Denmark

Google Finland OY	Finland

Google France SarL	France

Google Information Technology Services Limited Liability Company	Hungary

Google FZ LLC	United Arab Emirates

Google Germany GmbH	Germany

Google India Private Limited	India

Google Austria GmbH	Austria

Google Ireland Holdings	Ireland

Google Ireland Limited	Ireland

Google Israel Ltd.	Israel

Subsidiaries	Jurisdiction

Google Italy s.r.l.	Italy

Google Japan Inc.	Japan

Google Korea, LLC.	Korea

Google Limited Liability Company - Google OOO	Russia

Google Mexico S. de R.L. de C.V.	Mexico

Google Netherlands B.V.	The Netherlands

Google Netherlands Holdings B.V.	The Netherlands

Google New Zealand Ltd.	New Zealand

Google Norway AS	Norway

Google Payment Ltd.	United Kingdom

Google Payment Hong Kong Limited	Hong Kong

Google Payment Singapore Pte. Ltd.	Singapore

Google Poland Sp. z o.o.	Poland

Google Holdings Pte. Ltd.	Singapore

Google Singapore Pte. Ltd.	Singapore

Google South Africa (Proprietary) Limited	South Africa

Google Spain, S.L.	Spain

Google Sweden AB	Sweden

Google Sweden Tecnique AB	Sweden

Google Switzerland GmbH	Switzerland

Google UK Limited	United Kingdom

Jaiku Ltd.	Finland

Neven Vision KK	Japan

Neven Vision Germany GmbH	Germany

Leonberger Holdings B.V.	The Netherlands

3147015 Nova Scotia Company	Canada

Postini Switzerland GmbH	Switzerland

Postini UK Limited	United Kingdom

Skydocks GmbH	Germany

Tonic Systems Pty. Ltd.	Australia